UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 31, 2020
Date of Report (Date of earliest event reported)
DELEK LOGISTICS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35721		45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

7102 Commerce Way	Brentwood	Tennessee	37027
(Address of Principal Executive)			(Zip Code)
(615) 771-6701
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	DKL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01        Entry into a Material Definitive Agreement.

Contribution, Conveyance and Assumption Agreement

On March 31, 2020, Delek Logistics Partners, LP (”Delek Logistics”) and its wholly owned subsidiary DKL Permian Gathering, LLC (“DKL PG”) entered into, and consummated the transactions (the “Transaction”) contemplated by, a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Delek US Holdings, Inc. (“Delek US”), as guarantor, and certain subsidiaries of Delek US (such subsidiaries, the “Contributors”). Pursuant to the Contribution Agreement, DKL PG acquired (the “Acquisition”) the Contributors’ crude oil gathering system located in Howard, Borden and Martin Counties, Texas (the “Gathering System”), and certain related assets. Total consideration for the Acquisition was approximately $145.5 million, subject to certain post-closing adjustments, comprised of (i) $100 million in cash financed with borrowings under Delek Logistics’ revolving credit facility and (ii) 5,000,000 newly issued common units of limited partnership interest in Delek Logistics (the “New Units”).

The Contribution Agreement contains certain representations, warranties, covenants and indemnities.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Throughput and Deficiency Agreement

In connection with the Acquisition, Lion Oil Trading & Transportation, LLC, a wholly owned subsidiary of Delek US (“Shipper”) and DKL PG (as operator of the Gathering System, “Operator”), entered into a Throughput and Deficiency Agreement (the “T&D Agreement”). Under the T&D Agreement, the Operator will operate and maintain the Gathering System connecting Shipper’s interests in and to certain crude oil with Delek Logistics’ Big Spring, Texas terminal and provide gathering, transportation and other related services with respect to any and all crude produced from Shipper’s and certain other producers’ respective interests for delivery at the Big Spring Terminal. Pursuant to the T&D Agreement, Shipper has committed to ship 120,000 bpd on the Gathering System and 50,000 bpd to a redelivery point in Howard County, Texas (collectively, the “MVCs”). Pursuant to the T&D Agreement, Operator has also agreed to spend up to $33.8 million over three years to connect additional receipt points and, in connection with such expenditures, the MVCs will increase to provide Operator a 12.5% return on the actual costs directly incurred and paid by the Operator pursuant to the terms set forth in the T&D. The initial term of the T&D Agreement is 10 years, and thereafter Shipper has the option to extend the T&D Agreement for two additional five-year terms. Following the initial term and any such extensions, the T&D Agreement will continue on a year-to-year basis unless terminated by either party upon 90 days’ written notice.

The foregoing description of the T&D Agreement is not complete and is qualified in its entirety by reference to the T&D Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Relationships

Prior to the Transaction, Delek US owned a 64.5 % limited partnership interest in Delek Logistics and a 94.6% interest in Delek Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), which owns the entire 2.0% general partner interest and all incentive distribution rights in Delek Logistics. Each of Delek Logistics, the General Partner, the Contributors, and DKL PG and the other subsidiaries of Delek Logistics is a direct or indirect subsidiary of Delek US. As a result, certain individuals, including officers and directors of Delek US and the General Partner, serve as officers and/or directors of more than one of such other entities. Additionally, Delek Logistics and Delek US have certain commercial relationships as further described in Delek Logistics’ Annual Report on Form 10-K for the year ended December 31, 2019.

Conflicts Committee

The Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”), which is comprised solely of independent directors, authorized and approved the Transaction and the agreements discussed above or contemplated by the Contribution Agreement pursuant to Delek Logistics’ First Amended and Restated Agreement of Limited Partnership (as amended, the “Partnership Agreement”) and the General Partner’s Related Party Transactions Policy. The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating, negotiating and acquiring the assets and documentation connected to the Transaction. In approving the Transaction, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the consideration to be paid by Delek Logistics was fair to Delek Logistics and its subsidiaries and the unaffiliated common unitholders of Delek Logistics from a financial point of view.

Item 2.01        Completion of Acquisition or Disposition of Assets.

The text set forth under “Contribution, Conveyance and Assumption Agreement” above is incorporated herein by reference.

On March 31, 2020, Delek Logistics completed the Transaction pursuant to the terms of the Contribution Agreement as described under

“Contribution, Conveyance and Assumption Agreement” of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.01. Additionally, Delek US, Delek Logistics, the General Partner, the Contributors and DKL PG have relationships with one another as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.01.

Item 3.02        Unregistered Sales of Equity Securities.

The description in Item 1.01 above of Delek Logistics’ issuance of the New Units to Delek US in connection with the Acquisition pursuant to the Contribution Agreement is incorporated by reference into this Item 3.02, insofar as such information relates to the sale of unregistered securities.  In connection with Delek Logistics’ issuance of the New Units and in accordance with the Partnership Agreement, Delek Logistics issued General Partner Units (as defined in the Partnership Agreement) to the General Partner in an amount necessary to maintain its 2% General Partner Interest (as define din the Partnership Agreement). The sale and issuance of the New Units and such General Partner Units in connection with the Transaction is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP

On March 31, 2020, in connection with the completion of the Transaction, the Board of the General Partner adopted Amendment No. 2 (“Amendment No. 2”) to the Partnership Agreement, effective upon adoption. Amendment No. 2 amends the Partnership Agreement to provide for a waiver of distributions in respect of the Incentive Distribution Rights (as defined in the Partnership Agreement) associated with the New Units through at least the distribution in respect of the quarter ending March 31, 2022. Such waiver will terminate on the first business day following the payment of distributions in respect of any quarter beginning with the quarter ending March 31, 2022 in respect of which Delek Logistics generated, with respect to the four-consecutive-quarter period immediately preceding such date, distributable cash flow equal to or exceeding 110% of the amount that Delek Logistics would have paid as distributions pursuant to the Partnership Agreement without giving effect to such waiver. In addition, pursuant to Amendment No. 2, in connection with any sale or exchange of the Incentive Distribution Rights to or with Delek Logistics, the Incentive Distribution Rights shall be treated as if such waiver had not and never will expire, regardless of whether such waiver has actually expired.

The foregoing description of Amendment No. 2 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 8.01.    Other Events.

Supplemental Indentures and Additional Guarantors

On February 28, 2020, as required under the indenture, dated as of May 23, 2017, among Delek Logistics, Delek Logistics Finance Corp., the guarantors from time to time party thereto and U.S. Bank, National Association, as trustee (the “Indenture”), DKL Pipeline, LLC, a wholly owned subsidiary of Delek Logistics (“DKL Pipeline”), executed a supplemental indenture whereby DKL Pipeline became a guarantor under the Indenture (the “Second Supplemental Indenture”).

In connection with the Transaction, as required under the Indenture, on March 26, 2020, DKL PG executed a supplemental indenture whereby DKL PG became a guarantor under the Indenture (the “Third Supplemental Indenture”). Additionally, DKL PG will become a guarantor under Delek Logistics’ revolving credit facility.

The foregoing descriptions of the Second Supplemental Indenture and the Third Supplemental Indenture are not complete and are qualified in their entirety by reference to the Second Supplemental Indenture and the Third Supplemental Indenture, which are filed as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

2.1*
Contribution, Conveyance and Assumption Agreement, dated as of March 31, 2020, by and among Delek Big Spring South Mainline, LLC, Delek Permian Gathering, LLC, Delek Big Spring North Gathering, LLC, Delek Big Spring Gathering, LLC, DKL Permian Gathering, LLC, Delek Logistics Partners, LP and Delek US Holdings, Inc.

3.1	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP, dated March 31, 2020.

4.1	Second Supplemental Indenture, dated February 28, 2020, among DKL Pipeline, LLC, Delek Logistics Partners, LP, Delek Logistics Finance Corp., the other guarantors and U.S. Bank, National Association.

4.2
Third Supplemental Indenture, dated March 26, 2020, among DKL Permian Gathering, LLC, Delek Logistics Partners, LP, Delek Logistics Finance Corp., the other guarantors and U.S. Bank, National Association.

10.1**	Throughput and Deficiency Agreement, dated and effective as of March 31, 2020, by and between Lion Oil Trading & Transportation, LLC and DKL Permian Gathering, LLC.

10.2	Second Amendment and Restatement of Schedules to Third Amended and Restated Omnibus Agreement, dated and effective as of March 31, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

**
Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. Schedules have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit or a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2020	DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC
its general partner

/s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)